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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-109921 of Washington Mutual, Inc. on Form S-3 of our report dated February 16, 2004 (March 19, 2004, as to the effects of the restatement discussed in Note 2(b))(which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets, on January 1, 2002; and SFAS No. 147, Acquisitions of Certain Financial Institutions, on October 1, 2002; and the restatement of the 2002 and 2001 consolidated financial statements), appearing in the Annual Report on Form 10-K/A of Washington Mutual, Inc. for the year ended December 31, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Seattle, WA
May 27, 2004

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm